               Consent of Independent Certified Public Accountants


The Board of Directors
(The Travelers Life and Annuity Company


We consent to the use of our reports included herein or incorporated herein by reference and to the reference to our firm as experts under the heading "Independent Accountants."


KPMG LLP


Hartford, Connecticut
April 16, 1999